UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 2, 2005
JOHN H. HARLAND COMPANY
(Exact name of registrant as specified in its charter)

Georgia	1-06352	58-0278260
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2939 Miller Road	Decatur, Georgia	30035
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (770) 981-9460

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EX-10.1 2005 NEW EMPLOYEE STOCK OPTION PLAN

Item 1.01. Entry into a Material Definitive Agreement
On August 2, 2005, the Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of John H. Harland Company (the “Company”) approved the 2005 New Employee Stock Option Plan (the “Plan”). The Plan was adopted for the purpose of granting employment inducement awards to newly hired employees, as contemplated by New York Stock Exchange (“NYSE”) rules relating to shareholder approval of equity compensation plans. In accordance with the exemption provided by the NYSE rules for employment inducement awards, the Plan was adopted without shareholder approval.
There are 100,000 shares of common stock authorized for issuance under the Plan. The Plan is administered by the Committee, and the Committee acting in its absolute discretion will interpret the Plan and take such action in the administration and operation of the Plan as the Committee deems appropriate under the circumstances.
The Committee may grant stock options (the “Options”) under the Plan. Options will be evidenced by an award agreement which will describe the terms and conditions of each stock option granted under the Plan. Options only may be granted to a person or persons being hired as an employee by the Company or any subsidiary, or being rehired as an employee by the Company or any subsidiary following a bona fide period of interruption of employment, including persons that become new employees of the Company or any subsidiary in connection with a merger or acquisition. Options granted to newly hired employees under the Plan are intended to qualify as employment inducement awards under the NYSE rules.
In the event of any change in the capitalization of the Company, or any sale or merger of the Company, the number, kind and class of shares of stock authorized for issuance and subject to Options may be adjusted by the Committee to reflect such change.
Options granted under the Plan are not transferable, other than by will or by the laws of descent and distribution. The Plan automatically will terminate on the earlier of the tenth anniversary of the adoption of the Plan or the date on which all of the stock authorized for issuance has been issued. The Plan may be amended by the Board or the Committee from time to time, and may be terminated by the Board or the Committee at any time.
The foregoing description of the Plan is only a summary of the important provisions of the Plan and does not describe all of the terms and conditions of the Plan. The description is qualified in its entirety by reference to the Plan, which is filed as Exhibit 10.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
     (c) Exhibits.
     The following exhibit is filed herewith:
     10.1     2005 New Employee Stock Option Plan

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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

JOHN H. HARLAND COMPANY (Registrant)
Date: August 5, 2005
	By:	/s/ John C. Walters

John C. Walters Senior Vice President

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Exhibit Index
10.1          2005 New Employee Stock Option Plan

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